Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement Nos. 333-94843, 333-117919, and 333-163110-04 on Form S-3 and in Registration Statements Nos. 333-116573, 333-24765, and 333-168794 on Form S-8 of Beazer Homes USA, Inc. (the Company) of our reports dated November 5, 2010, relating to the consolidated financial statements of Beazer Homes USA, Inc. and the effectiveness of the Company’s internal control over financial reporting appearing in this Annual Report on Form 10-K of Beazer Homes USA, Inc. for the year ended September 30, 2010.
/s/ Deloitte & Touche LLP
Atlanta, Georgia
November 5, 2010

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